SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                 ______________

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) March 9, 2004


                           ORION ACQUISITION CORP. II
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)


                  DELAWARE                                     000-20837
                  --------                                     ---------
(State or other jurisdiction of incorporation)            (Commission File No.)


     401 WILSHIRE BOULEVARD - 1020
        SANTA MONICA CALIFORNIA                                   90401
        -----------------------                                   -----
(Address of principal executive offices)                      (Postal Code)

        Registrant's telephone number, including area code (310) 526-5000

ITEM 5.   OTHER EVENTS AND FD DISCLOSURE

     Orion Acquisition Corp. II, on March 9, 2004, entered into a second promissory note to lend an additional $250,000 to Citadel Media, Inc. for general working capital and acquisitions. Together with the loan made in December 2003, Orion has lent an aggregate of $750,000 to Citadel. The loans are due June 30, 2004, bear interest at the rate of 10% and are secured with substantially all the assets of Citadel and its subsidiaries. The loans are convertible in certain circumstances into preferred stock and a warrant of Citadel. The loans are in anticipation of Orion and Citadel completing negotiations for the merger of Citadel with Orion, with Orion as the surviving corporation. The terms of the proposed merger must be finalized and reflected in a definitive merger agreement. There is no assurance that Orion will be able to conclude such a merger agreement and any merger will be subject to numerous conditions and other requirements, including stockholder approval by Citadel and regulatory filings with the Securities and Exchange Commission.

ITEM 7.   FINANCIAL STATEMENT AND EXHIBITS

     a)   Financial Statements

          Not applicable

     b)   Exhibits

          10.1 Form Promissory Note of Citadel Media Inc. dated March 9, 2004

          10.2 Form of First Modification to the Security Agreement of Citadel Media Inc. and subsidiaries dated December 9, 2003.

                                 SIGNATURE PAGE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: March 10, 2004


                                        ORION ACQUISITION CORP. II

                                        By: /s/ Dyana Marlett
                                            ---------------------
                                        Name:   Dyana Marlett
                                        Title:  Secretary